Stellar Biotechnologies Appoints Pharma Licensing Expert to Board of Directors

LOS ANGELES, Jan. 25, 2018 /PRNewswire/ -- Stellar Biotechnologies, Inc. (Nasdaq: SBOT), a leading manufacturer of a key protein utilized in multiple immunotherapy development pipelines targeting Alzheimer's, diabetes, lupus and cancers, among other diseases, today announced the appointment of Deborah F. Aghib, Ph.D. to the company's Board of Directors.

"Deborah will bring to the company significant international experience in developing technology licensing and business development strategies for life science companies as well as an in-depth understanding of the KLH business. I'm confident she will be a strong addition to the Stellar Board," said Frank Oakes, Stellar's Chairman, President and Chief Executive Officer.

"It is my pleasure to join Stellar's Board of Directors. I have watched Stellar grow its capabilities over the years, and I am looking forward as a member of the Board to guiding the company as it approaches some exciting inflection points in the KLH market," said Dr. Aghib.

Dr. Aghib has more than 24 years of executive and consulting experience for biotechnology and healthcare-related companies and organizations. She is currently an advisor to the management for a number of life science companies for business and corporate development, including CellPly, BrainDTech, Sanipedia and Neuro-Zone. Previously, she was a private equity consultant for CRG LP, a healthcare-focused investment firm, and a business development and strategy consultant for Numerate, Theravance and Stellar. In addition to her professional roles, Dr. Aghib serves on the Advisory Board of Open Common Consortium, a cloud computing and data commons infrastructure that supports cancer medical research from the University of Chicago. She holds a Ph.D. in Molecular and Cellular Biology from the University of Milan and a Ph.D. in Human Genetics from the University of Pavia.

About Stellar Biotechnologies

Stellar Biotechnologies, Inc. (Nasdaq: SBOT) is the leader in sustainable manufacture of Keyhole Limpet Hemocyanin (KLH), an important immune-stimulating protein used in wide-ranging therapeutic and diagnostic markets. KLH is both a key pharmaceutical ingredient in many new immunotherapies (targeting cancer, immune disorders, Alzheimer's and inflammatory diseases) as well as a finished product for measuring immune status. Stellar is unique in its proprietary methods, facilities, and KLH technology. The company is committed to meeting the growing demand for commercial-scale supplies of GMP grade KLH, ensuring environmentally sound KLH production, and developing KLH-based active immunotherapies. Stellar KLH is a trademark of Stellar Biotechnologies.

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CONTACT: Gary Koppenjan; Sr. Director of Investor Relations and Communications; (805) 488-2800; ir@stellarbiotech.com